EXHIBIT 10.2

BILL OF SALE AND TERMINATION AGREEMENT

          This BILL OF SALE AND TERMINATION AGREEMENT (this “Bill of Sale”) dated as of June 18, 2007, among Paul Royalty Fund, L.P. (formerly known as Paul Capital Royalty Acquisition Fund, L.P.), a Delaware limited partnership (“Paul Capital”), Ortec International, Inc., a Delaware corporation (“Ortec”), and Orcel LLC, a Delaware limited liability company and wholly-owned subsidiary of Ortec (“Orcel”). All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Exchange Agreement (as defined below), except that the term “Assigned Interests” shall have the meaning ascribed to it in the Revenue Interests Assignment Agreement.

          WHEREAS, pursuant to the Amended and Restated Exchange Agreement, dated as of June 18, 2007 by and between Ortec and Paul Capital (as amended, supplemented or otherwise modified from time to time, the “Exchange Agreement”), Ortec agreed to issue and deliver to Paul Capital shares of Ortec Series A-1 Preferred Stock having an aggregate stated value of $5,000,000 and shares of Ortec Series A-2 Preferred Stock having an aggregate stated value of $5,000,000 in exchange for the cancellation and termination of the Revenue Interests Assignment Agreement and all the Related Agreements to which Paul Capital is a party, the assignment by Paul Capital of all its interest in the Assigned Interests to Ortec, and the assignment, reassignment and release by Paul Capital to Ortec and to Orcel of any and all liens, pledges or security interests that Ortec or Orcel may have granted to Paul Capital on the respective assets of Ortec or Orcel to secure their respective obligations to Paul Capital under the Revenue Interest Assignment Agreement and the Related Agreements (the “Exchange”);

          WHEREAS, the parties now desire to carry out the purposes of the Exchange Agreement by the execution and delivery of this instrument evidencing the Exchange;

          NOW, THEREFORE, in consideration of the foregoing premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Purchase and Exchange of Assets; Release of Security Interests. Paul Capital hereby sells, transfers, conveys, assigns, and delivers to Ortec, its successors and assigns, without recourse and without representation or warranty (other than as those representations and warranties expressly provided in the Exchange Agreement), and Ortec hereby purchases from Paul Capital, any and all interest that Paul Capital may have in the Revenue Interests. Paul Capital hereby assigns, reassigns and releases to Ortec and Orcel any and all liens, pledges or security interests that Ortec or Orcel may have granted to Paul Capital on the respective assets of Ortec or Orcel to secure their respective obligations to Paul Capital under the Revenue Interest Assignment Agreement and the Related Agreements, including (i) the interest which is the subject of the Patent Security Agreement dated August 29, 2001 between Orcel, as grantor, and Paul Capital, as grantee, (ii) any interest Paul Capital may have in the unregistered intellectual property assigned by Ortec to Orcel by assignment dated September 29, 2001 and (iii) any interest Paul Capital may have in the intellectual property assigned by Ortec to Orcel in the Trademark Assignment also dated August 29, 2001.

          2. Termination of Certain Related Agreements. The parties hereto agree that the following agreements are hereby cancelled and terminated according to the terms and provisions as provided therein and are of no further force or effect:

a.	Revenue Interests Assignment Agreement.

b.	Amended and Restated Security Agreement dated October 18, 2004, between Orcel LLC and Ortec, each as grantor, and Paul Capital, as grantee.

c.	The Membership Interest Pledge Agreement between Ortec and Paul Capital dated as of August 29, 2001.

d.	Patent Security Agreement between Orcel LLC, as grantor, and Paul Capital, as grantee, as amended as of October 27, 2004.

e.	The Lock Box Agreement dated as of February 28, 2002, among JPMorgan Chase Bank, Paul Capital, Orcel LLC and Ortec.

          3. Further Assurances. Paul Capital, Ortec and Orcel each shall execute, acknowledge and deliver to the other parties any and all documents or instruments, and shall take any and all actions, reasonably required by such other parties from time to time, to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of the Exchange Agreement and this Bill of Sale and Termination Agreement and the transactions contemplated thereby and hereby.

          4. Exchange Agreement. This Bill of Sale and Termination Agreement is entered into pursuant to and is subject in all respects to all of the terms, provisions and conditions of the Exchange Agreement, and nothing herein shall be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.

          5. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Bill of Sale and Termination Agreement and the Exchange Agreement, the terms, provisions and conditions of the Exchange Agreement shall govern.

          6. Governing Law. This Bill of Sale and Termination Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

          7. Counterparts. This Bill of Sale and Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

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          IN WITNESS WHEREOF, Paul Royalty, Ortec and Orcel have caused this Bill of Sale and Termination Agreement to be duly executed and delivered, as of the date first above written.

PAUL ROYALTY FUND, L.P. (formerly known as Paul Capital Royalty Acquisition Fund, L.P.)

By:	Paul Capital Management, LLC, its General Partner

	By:	Paul Capital Advisors, L.L.C., its Manager

		By:	/s/ Lionel Leventhal

			Name:	Lionel Leventhal
			Title:	Manager

ORTEC INTERNATIONAL, INC.

By:	/s/ Alan Schoenbart

Name: Alan Schoenbart
Title: CFO

ORCEL LLC

By:	/s/ Ron Lipstein

Name: Ron Lipstein
Title: Manager